EXHIBIT 2



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                        ASSISTANT SECRETARY'S CERTIFICATE


      I, Christopher Y. Williams, Assistant Secretary for the Precious Metals and Equity Trust, (the "Trust"), a Massachusetts business trust, do hereby certify that the attached is a true copy of the resolutions duly adopted by the Trustees of the Trust, and that said resolutions are still in full force and effect.


                                          CHRISTOPHER Y. WILLIAMS
Dated:  September 3, 1996                 _________________________
                                          Christopher Y. Williams
                                          Assistant Secretary


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VOTED:      That Peter K. Blume, Esquire,  attorney for the Trust, be and hereby is named and  constituted  agent for  service  with  respect  to the
            aforesaid    Registration   Statement   to   receive   notices   and
            communication with respect to the 1933 Act and the 1940 Act, with all power consequent upon such designation of and under the rules and regulations of the Commission.

VOTED: That the signature of any officer of the Trust required by law to be affixed to the Registration Statement, or to any amendment thereof, may be affixed by said officer personally or by an attorney-in-fact duly constituted in writing by said officer to sign his name thereto.